EXHIBIT A

The undersigned, Harvest Partners V, L.P., a Delaware limited partnership, Harvest Associates V, L.P., a Delaware limited partnership, Harvest Associates V, LLC, a Delaware limited liability company, ISTM Associates, LLC, a Delaware limited liability company, and Harvest Partners, L.P., a Delaware limited partnership hereby agree and acknowledge that the information required by this Amendment No. 1 to Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.  The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: February 6, 2019

HARVEST PARTNERS V, L.P.

By: Its:	Harvest Associates V, L.P. General Partner

By: Its:	Harvest Associates V, LLC General Partner

By:	ISTM Associates, LLC
Its:	General Partner

By:	/s/ Stephen Eisenstein
	Name:	Stephen Eisenstein
	Title:	Partner

HARVEST ASSOCIATES V, L.P.

By: Its:	Harvest Associates V, LLC General Partner

By: Its:	ISTM Associates, LLC General Partner

By:	/s/ Stephen Eisenstein
	Name:	Stephen Eisenstein
	Title:	Partner

HARVEST ASSOCIATES V, LLC

By: Its:	ISTM Associates, LLC Managing Member

By:	/s/ Stephen Eisenstein
	Name:	Stephen Eisenstein
	Title:	Partner

ISTM ASSOCIATES, LLC

By:	/s/ Stephen Eisenstein
	Name:	Stephen Eisenstein
	Title:	Partner

HARVEST PARTNERS, L.P.

By: Its:	ISTM Associates, LLC General Partner

By:	/s/ Stephen Eisenstein
	Name:	Stephen Eisenstein
	Title:	Partner